Name of Company: E-COMMERCE CHINA DANGDANG INC. Number: Class A Common Share(s): - [no. of shares] — Issued to: [name of shareholder] Dated Transferred from: Exhibit 4.2 E-COMMERCE CHINA DANGDANG INC. Number Class A Common Share(s) - [no. of shares] — Incorporated under the laws of the Cayman Islands Share capital is US$100,000 divided into (i) 548,955,840 Class A Common Shares of a par value of US$0.0001each and (ii) 451,044,160 Class B Common Shares of a par value of US$0.0001 each THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Common Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED on behalf of the said Company on the day of 2010 by: DIRECTOR

TRANSFER I (the Transferor) for the value received DO HEREBY transfer to (the Transferee) the shares standing in my name in the undertaking called E-COMMERCE CHINA DANGDANG INC. To hold the same unto the Transferee Dated Signed by the Transferor in the presence of: Witness Transferor